Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Captivision Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares, par value $0.0001 per share, that may be issued pursuant to future grants under the 2023 Incentive Award Plan	457(c) and 457(h)	6,668,797(2)	$4.305(3)	$28,709,171.085	0.00014760	$4,237.47

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$28,709,171.085		$4,237.47

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$4,237.47

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares or underlying securities, as applicable, of ordinary shares of Captivision Inc. (the “Registrant”) that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding ordinary shares, par value $0.0001 per share (the “Ordinary Shares”).

(2)

Represents 6,668,797 Ordinary Shares reserved for future issuance under the Captivision Inc. 2023 Incentive Award Plan (the “Plan”). The Plan also provides that the number of Ordinary Shares reserved for issuance under the Plan will be automatically increased on January 1st of each year for a period of ten years, starting January 1, 2024, by 1% of the total number of issued and outstanding Common Shares (as defined under the Plan) on December 31st of the preceding year. Additional shares relating to such automatic increases have not been included in this Registration Statement and will be registered at such time as the Registrant determines.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act on the basis of the average of the high ($4.50) and low ($4.11) sales prices of the Ordinary Shares as reported on the Nasdaq Stock Market on January 25, 2024, which date is within five business days prior to filing this Registration Statement.